EXHIBIT 99.1

Simmons First to Present at Gulf South Bank Conference

PINE BLUFF, Ark., April 25, 2011 (GLOBE NEWSWIRE) -- Simmons First National Corporation (Nasdaq:SFNC) today announced that J. Thomas May, Chairman and Chief Executive Officer, is scheduled to present at the 16th Annual Gulf South Bank Conference to be held May 9 – May 11, 2011 in New Orleans, Louisiana.

Simmons First is scheduled to present on Monday, May 9 at 3:50 p.m. Central Time, to be followed by a question and answer session. The presentation slides and audio webcast will be available through Simmons First's web site at www.simmonsfirst.com and will be archived and available for replay for approximately 30 days.

Simmons First National Corporation is an eight bank financial holding company with community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas. The Company's eight banks conduct financial operations from 89 offices, of which 85 are financial centers, in 47 communities in Arkansas, Missouri and Kansas.

The Simmons First National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4819

CONTACT: David W. Garner
         Senior Vice President and Investor Relations Officer
         Simmons First National Corporation
         (870) 541-1000